Exhibit 10.2

FORM OF HL LOCK-UP AGREEMENT

[•], 2015

Houlihan Lokey, Inc.
10250 Constellation Blvd., 5th Floor

Los Angeles, CA 90067

Attn:  Christopher Crain, Managing Director, General Counsel

Email:  CCrain@HL.com

Re:                           Houlihan Lokey, Inc. – Initial Public Offering

Ladies and Gentlemen:

The undersigned understands that Houlihan Lokey, Inc. (the “Company”) proposes to consummate the initial public offering (the “IPO”) of shares of Class A common stock, par value $0.001 per share, of the Company (the “Offered Shares”) pursuant to a Registration Statement on Form S-1, as amended from time to time, filed with the Securities and Exchange Commission (the “SEC”).

For good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of, and subject to any conditions and limitations imposed by, a majority of the board of directors of the Company (the “Board of Directors”) or, during the Supermajority Period (as defined below), at least two-thirds of the Board of Directors, the undersigned will not, to the fullest extent permitted by law, (i) sell, transfer, assign, gift, bequest or dispose by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by realization upon any Encumbrance (as defined herein) or by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings) (“Transfer”, and the term “Transferable” shall have a correlative meaning) or (ii) grant a security interest, lien, charge, claim, community or other marital property interest; pledge, alienate, mortgage, option, hypothecate, encumber or make a similar collateral assignment by any other means, whether for value or no value and whether voluntary or involuntary (including by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings); or grant any other restriction on use, voting (including any proxy) (excluding any voting rights or proxies granted pursuant to the Voting Trust Agreement, dated as of the Closing Date (as defined herein), by and between the Company and the parties named therein), transfer (including any right of first refusal or similar right), receipt of income or exercise of any other attribute of ownership (“Encumber”) on any of the shares of Class A common stock and Class B common stock of the Company (the “Shares”) (or beneficial interest therein) issued and outstanding on the closing date (the “Closing Date”) of the IPO (after giving effect to any Shares sold by the undersigned in the IPO) beneficially owned by the undersigned (such shares, the “Existing Shares”), except that:

(a)                               beginning on the termination or waiver of any lock-up agreement imposed on ORIX USA Corporation (“ORIX”) by the underwriters in the IPO and continuing until the third anniversary of the Closing Date, the undersigned may sell Shares in one or more permitted offerings in which securities of the Company are sold to an underwriter or underwriters for reoffering to the public (an “Underwritten Offering”) pursuant to the terms and conditions of that certain Registration Rights Agreement, dated as of [•], 2015, by and between the Company and the holders party thereto, as may be amended in accordance with its terms from time to time (the “HL Management Registration Rights Agreement”), subject to the following conditions and limitations:

(1)                              subject to other limitations imposed on the Company, the price, size, timing and other terms and conditions of any such Underwritten Offering must be approved by the Board of Directors based on consultation with and advice from a managing underwriter or underwriters for the offering selected by the Board of Directors;

(2)                              the undersigned shall be eligible to participate in such Underwritten Offering on a pro rata basis calculated by dividing the number of Shares owned by the undersigned by the number of Shares owned by holders party to the HL Management Registration Rights Agreement, provided that:

(i)                                  if the undersigned does not participate up to his, her or its pro rata share, then the amount of the undersigned’s unused capacity shall be allocated among the remaining participating employee holders as determined by the HL Management Stockholder Representative appointed pursuant to the HL Management Registration Rights Agreement); and

(ii)                              if the undersigned is a member of the Board of Directors, the undersigned may not participate in any offering in an amount that exceeds a number of Shares calculated by dividing the number of Shares owned by that individual by the number of Shares owned by all holders party to the HL Management Registration Rights Agreement, without the express approval of a majority of the members of the Board of Directors or, during the Supermajority Period, the approval of at least two-thirds of the members of the Board of Directors; and

(3)                              any Shares sold pursuant to this paragraph (a) of this Letter Agreement shall reduce the number of Existing Shares that become Transferable on the third anniversary (or, if such number is reduced to zero, the fourth anniversary) of the date hereof as specified in paragraph (b) of this Letter Agreement.

(b)                              commencing on the third anniversary of the Closing Date, the undersigned may Transfer or Encumber his, her or its vested Existing Shares as follows:

(1)                              on or after the third anniversary of the Closing Date, the undersigned may Transfer or Encumber one-third of his, her or its vested Existing Shares;

(2)                              on or after the fourth anniversary of the Closing Date, the undersigned may Transfer or Encumber an additional one-third of his, her or its vested Existing Shares, which, together with Shares permitted to be Transferred or Encumbered pursuant to paragraph (b)(1) of this Letter Agreement, shall not exceed two-thirds of his, her or its vested Existing Shares; and

(3)                              on or after the fifth anniversary of the Closing Date, the undersigned may Transfer or Encumber all of his, her or its vested Existing Shares;

(c)                               notwithstanding the provisions of paragraph (b) of this Letter Agreement, on any date following the termination or waiver of any underwriter lock-up agreement applicable to the undersigned in the IPO (such lock-up period not to exceed 180 days), the undersigned may Transfer up to 10% of his, her or its Existing Shares for the sole purpose of allowing the undersigned to make charitable gifts or establish family trusts for estate planning purposes (but not including Qualified Living Trusts (as defined below)), provided that, (i) if such Existing Shares are Transferred to a charitable organization, or (ii) if such Existing Shares are Transferred for purposes of establishing family trusts or other estate planning purposes, then, in each case, such Existing Shares so Transferred shall (x) automatically be converted into shares of Class A common stock of the Company in accordance with the terms of the Company’s amended and restated certificate of incorporation. as may be amended from time to time, (y) no longer be subject to the Transfer restrictions set forth in this Letter Agreement, and (z) reduce the number of Shares that may be sold by the undersigned in Underwritten Offerings under paragraph (a) of this Letter Agreement and the number of Existing Shares that become Transferable at the next anniversary of the Closing Date specified in paragraph (b) of this Letter Agreement;

(d)                              notwithstanding the provisions of paragraphs (a), (b) and (c) of this Letter Agreement, if the undersigned (i) beneficially owned immediately prior to the Closing Date 10,000 or more vested shares of Common Stock, $0.000001 par value per share, of Fram Holdings, Inc. (“Fram Stock”), and (ii) did not participate in the IPO, the provisions of paragraphs (a), (b) and (c) of this Letter Agreement will not apply to the undersigned and on or after the fifth anniversary of the Closing Date, the undersigned may Transfer or Encumber all of his, her or its Existing Shares;

(e)                               notwithstanding the provisions of paragraphs (a), (b), (c) and (d) of this Letter Agreement, if the undersigned experiences a termination of employment with the Company and its affiliates (as applicable) prior to the third anniversary of the Closing Date, other than due to the undersigned’s death or Disability (in which case this paragraph (e) will not apply), and is a Management Employee at the time of such termination, then, except as may be authorized by the Board in its sole discretion, the provisions of paragraphs (a), (b), (c) and (d) of this Letter Agreement will not apply to any Existing Shares held by the undersigned as of his or her termination (such shares, the “Termination Shares”) and on or after the seventh anniversary of the Closing Date, the undersigned may Transfer or Encumber all of his, her or its Termination Shares;

(f)                                notwithstanding the restrictions contained in this Letter Agreement, the undersigned may Transfer his, her or its Shares to a Qualified Living Trust; provided that if the trust ceases to be a Qualified Living Trust at any time when it is the record owner of Shares, the undersigned promptly shall Transfer all of the Shares from the trust back to the undersigned; and

(g)                               notwithstanding the restrictions contained in this Letter Agreement, if the Board of Directors so authorizes, in its sole discretion, the undersigned may Transfer his, her or its Existing Shares either to the Company or pursuant to a broker-assisted sale, in either case, in order to satisfy applicable tax withholding obligations that arise with respect to the vesting of such Existing Shares, provided that, in each case, that such Transfer is permitted pursuant to the terms and conditions of the applicable equity incentive plan, any award agreement and any Company insider trading or other applicable policy.

For purposes of this Letter Agreement, the following terms shall be defined as follows:

“Disability” means any ailment or physical or mental illness which renders the undersigned unable to perform his, her or its normal duties as a full-time employee of the Company or its affiliates for a period of 90 days (whether or not consecutive) out of any consecutive 180-day period and which the Company reasonably determines is reasonably expected to continue to render the undersigned unable to so perform his, her or its duties.  The undersigned agrees to submit to examinations from time to time by a duly licensed physician in connection with any actual or alleged Disability, who shall be selected by the Company; provided, however, that such physician shall be independent as to the Company and the undersigned and shall be a specialist in the area of the undersigned’s disability.

“Management Employee” means an employee of the Company and/or its affiliates (i) holding a title of Managing Director or above (or a similar title generally assigned by the Company to all similarly situated employees) or (ii) who is a senior officer (such as Chief Executive Officer, any Chairman, any President, Chief Financial Officer, Chief Operating Officer, General Counsel or other similar executive-level officer as determined by the Board in its sole discretion).

“Qualified Living Trust” means a revocable living trust established by the undersigned pursuant to which:  (a) the undersigned is and remains the sole trustee of the living trust (unless the undersigned ceases to be the sole trustee as a result of his or her death or disability), (b) the trustee of the living trust agrees in writing to be bound by this Letter Agreement, (c) the governing documents for the living trust provide that they are in all regards subject to the terms and conditions of this Letter Agreement, and (d) any distribution of Shares from the living trust shall only be to the undersigned.  In addition, in order for a living trust to be a “Qualified Living Trust,” the governing documents for the living trust must have been submitted to the Company for review and approval, and the Company must have agreed in writing that such trust governing documents include terms that provide for the foregoing and do not contain any terms inconsistent with the foregoing.

“Stockholders’ Agreement” means the Stockholders’ Agreement, by and between the Company, ORIX and the other parties named therein, as amended from time to time.

“Supermajority Period” shall have the meaning ascribed in the Stockholders’ Agreement.

The transfer restrictions set forth in this Letter Agreement are in addition to any restrictions that may apply to the undersigned under applicable law or regulation, or under the employee trading, black-out, window period or other policies of the Company and/or its affiliates that may apply to the undersigned from time to time.

Notwithstanding anything to the contrary in this Letter Agreement, as a condition precedent to making of any Transfer of any Shares, the Company may require the payment of a sum sufficient to cover the amount of any taxes or other governmental charges incident thereto.

Any certificate representing Shares issued to the undersigned shall be stamped or otherwise imprinted with a legend in substantially the following form:  “The shares represented by this certificate are subject to the provisions contained in the Lock-Up Agreement, dated as of [          ], 2015, by and between Houlihan Lokey, Inc. and the holder identified therein.”  The Company shall make customary arrangements to cause any Shares issued in uncertificated form to be identified on the books of the Company in a substantially similar manner, and shall take appropriate steps to ensure that the transfer agent and registrar for the Shares does not allow or give effect to transfers in violation of this Agreement.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or Transfer of the Shares, are hereby authorized to decline to make any Transfer of Shares if such Transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants (i) that the undersigned has full power and authority to enter into this Letter Agreement and (ii) that, except as set forth in the Third Amended and Restated Stockholders’ Agreement of Fram Holdings, Inc., dated as of February 17, 2009, as amended, all shares of Fram Stock held by the undersigned immediately prior to the time such shares of Fram Stock were exchanged for corresponding shares of HL Transitory Merger Company, Inc. were held free and clear of all liens, claims, encumbrances, rights of first refusal and similar restrictions.  All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that if the IPO is not consummated by December 31, 2015, the undersigned shall be released from all obligations under this Letter Agreement.  The undersigned understands that the Company is proceeding with the IPO in reliance upon this Letter Agreement.

It is understood and agreed between the parties hereto that any and all claims, grievances, demands, controversies, causes of action or disputes of any nature whatsoever (collectively, “Claims”), arising out of, in connection with, or in relation to this Letter Agreement or the arbitrability of any Claims under this Letter Agreement, shall be resolved by final and binding arbitration administered by the New York, New York offices of JAMS/Endispute in accordance with the then-existing JAMS/Endispute Arbitration Rules.  The parties shall select a mutually acceptable neutral arbitrator from the panel of arbitrators serving with any of JAMS/Endispute’s offices, but in the event the parties cannot agree on an arbitrator, the Administrator of JAMS/Endispute shall appoint an arbitrator from such panel (the arbitrator so selected or appointed, the “Arbitrator”).  The parties expressly agree that the Arbitrator may provide all appropriate remedies (at law and equity) or judgments that could be awarded by a court of law in Delaware, and that, upon good cause shown, the Arbitrator shall afford the parties adequate discovery, including deposition discovery.  Except as provided herein, the Federal Arbitration Act shall govern the interpretation, enforcement and all actions pursuant to this paragraph of this Letter Agreement.  The Arbitrator shall be bound by and shall strictly enforce the terms of this paragraph of this Letter Agreement and may not limit, expand or otherwise modify its terms.  The Arbitrator shall make a good faith effort to apply the substantive law (and the law of remedies, if applicable) of the state of Delaware, or federal law, or both, as applicable, without reference to its conflicts of laws provisions.  The Arbitrator is without jurisdiction to apply any different substantive law.  The Arbitrator shall be bound to honor claims of privilege or work-product doctrine recognized at law, but the Arbitrator shall have the discretion to determine whether any such claim of privilege or work product doctrine applies.  The Arbitrator shall render an award and a written, reasoned opinion in support thereof.  The Arbitrator shall have power and authority to award any appropriate remedy (in law or equity) or judgment that could be awarded by a court of law in Delaware, which may include reasonable attorneys’ fees to the prevailing party.  The award rendered by arbitration shall be final and binding upon the parties, and judgment upon the award may be entered in any court having jurisdiction thereof.  Neither a party nor the Arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties.  Adherence to this dispute resolution process shall not limit the parties’ right to obtain any provisional remedy, including, without limitation, injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect their rights and interests.  Notwithstanding the foregoing sentence, this dispute resolution procedure is intended to be the exclusive method of resolving any Claims arising out of or relating to this Agreement.  Subject to the Arbitrator’s award, each party shall bear its own fees and expenses with respect to this dispute resolution process and any action related thereto and the parties shall share equally the fees and expenses of JAMS/Endispute and the Arbitrator.

This Letter Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same instrument.  This Letter Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, negotiations, agreements, discussions or representations among the parties of any nature, whether written or oral, to the extent they relate in any way to the subject matter hereof.  This Letter Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person, any legal or equitable right, benefit or remedy of any nature whatsoever.  No party may assign either this Letter Agreement or any of its rights, interests or obligations hereunder without the express prior written consent of the other party, and any attempted assignment, without such consent, shall be null and void.  This Letter Agreement may not be amended, supplemented or otherwise modified except in a written instrument executed by each of the parties hereto.  No waiver by any of the parties of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party sought to be charged with such waive.

[Signature Page Follows]

Very truly yours,

Signature:

Print Name:

Acknowledged and Agreed:

Houlihan Lokey, Inc.

By:
Name:
Title:

[Signature Page to HL Lock-Up Agreement]